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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 16, 2000


                              JABIL CIRCUIT, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     001-14063                38-1886260
          --------                     ---------                ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


            10560 Ninth Street North, St. Petersburg, Florida 33716
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:      (727) 577-9749
                                                   ---------------------------


                                      N/A
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         (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         On March 16, 2000, Jabil Circuit, Inc., a Delaware corporation (the "Company") announced a stock split in the form of a 100 percent stock dividend. The record date for the stock split was March 23, 2000 with distribution of the split shares on March 30, 2000. The Company's shares will begin trading on a split basis at the opening of the market on March 31, 2000. The stock dividend will increase the number of shares of common stock outstanding from approximately 92.3 million shares to approximately 184.6 million shares.

         Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registration Statement on Form S-3 (File Number 333-90901), filed by the Company on November 12, 1999, shall be hereby deemed to be amended to cover the additional securities issuable with respect to the securities originally covered by such Registration Statement as a result of the stock dividend.



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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JABIL CIRCUIT, INC.
                              (Registrant)


                              By: /s/ Chris A. Lewis
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                                      Chris A. Lewis, Chief Financial Officer


                              Date:   March 29, 2000



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